a

Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION:

GREGORY K. CLEVELAND

TELEPHONE: (602) 852-3526

TRACY SCOTT

TELEPHONE: (701) 250-3040

WEBSITE: www.bnccorp.com

BNCCORP REPORTS 21% INCREASE IN NET INCOME

FOR SECOND QUARTER OF 2006

BISMARCK, ND, July 21, 2006 – BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking, insurance and wealth management businesses in Arizona, Minnesota, North Dakota, Utah, Colorado and Nevada, today reported net income of $1.1 million, or $0.31 per share on a diluted basis, for the second quarter ended June 30, 2006. For the same quarter of 2005, BNCC reported net income of $904,000, or $0.30 per diluted share.

The growth in second quarter earnings primarily reflect a continued trend of higher net interest income generated by the Company’s core banking business. The rise in net interest income more than offset a modest decrease in non-interest income and slightly higher non-interest expense in the quarter ended June 30, 2006 compared to the same quarter a year ago.

“We are pleased with the performance of our core banking business, which was largely responsible for the growth in our second quarter earnings,” noted Gregory K. Cleveland, BNCCORP’s President and Chief Executive Officer. He added, “The fundamentals of our business are strong. Net interest margin continues to improve and credit quality remains excellent. We are also seeing good growth in our wealth management activities, as demonstrated by our increasing trust assets under administration. It’s important to note that we have been able to grow our business while keeping non-interest expenses relatively flat.”

Second Quarter Highlights

Net interest income for the second quarter of 2006 was $4.9 million, an increase of 13.2% from $4.3 million in the same period of 2005. This increase reflected a widening of the net interest margin which increased to 3.13% for the quarter ended June 30, 2006, from 2.82% for the same period in 2005. The increase in the margin can be primarily attributed to higher balances and rates earned on loans held for investment, excluding participating interests in mortgage loans. Lower balances in high cost borrowings and brokered deposits also contributed to the higher net interest margin.

Non-interest income decreased to $5.9 million for the 2006 second quarter, from $6.0 million for second quarter of 2005. Insurance agency revenues decreased by 9.5%, or approximately $444,000, in the second quarter to $4.2 million compared to $4.7 million from the second quarter a year ago. Insurance agency revenues, which may vary significantly from period to period, decreased primarily as a result of a lower level of contingency income received from insurance companies. This was largely offset by increases of approximately $388,000 in the aggregate, in gains on sales of securities, fees earned on loans, and fees earned from trust and financial services. The gains on sales of securities of $238,000 in the 2006 second quarter do not recur regularly. Overall, non-interest income represented 54.4% of gross revenues for the recent quarter, down from 58.1% a year ago.

Non-interest expense increased modestly to $9.2 million for the second quarter of 2006, from $9.1 million in the same quarter of 2005 primarily due to higher employee and occupancy expenses associated with the Company’s growth initiatives.

Six Months ended June 30, 2006

For the first six months of 2006, the Company reported net income of $2.1 million, or $0.60 per diluted share, compared to net income of $2.7 million, or $0.90 per diluted share for the first six months of 2005.

Net interest income was $9.6 million for the first six months of 2006, an increase of 13.1% from $8.5 million in the same period of 2005. This increase reflected a widening of the net interest margin which increased to 3.05% for the six months ended June 30, 2006, from 2.80% for the same period in 2005 mostly due to the factors noted in connection with the most recent quarter.

Non-interest income decreased 12.3% to $12.0 million for the six months ended June 30, 2006, compared to $13.7 million for same period in 2005. Within non-interest income, insurance agency revenues decreased by 8.1%, or $850,000, in the first six months of 2006 to $9.6 million compared to $10.4 million from the same period a year ago. Insurance agency revenues, which may vary significantly from period to period, decreased primarily as a result of a lower level of contingency income received from insurance companies. The decrease in non-interest income in the first six months of 2006 also reflected items that do not recur on a regular basis. Loan fees decreased versus the 2005 period due to an extremely large transaction resulting in fees of approximately $800,000 last year. The Company incurred net losses on sales of securities aggregating $361,000 in the 2006 first half, as securities were sold to reinvest in higher-earning assets and reduce high cost borrowings. Overall, non-interest income represented 55.6% of gross revenues for the first six months of 2006, down from 61.8% a year ago.

Non-interest expense for the first six months of 2006 was essentially flat at $18.4 million compared to $18.3 million for the same period a year ago.

Assets, Liabilities and Equity

Total assets were $701.3 million at June 30, 2006, declining from $740.0 million at December 31, 2005. This was primarily due to a decrease in participating interests in mortgage loans, which vary according to the amount of mortgage loans originated by the Company’s mortgage banking counterparties, and a decrease in investment securities available for sale reflecting BNCCORP’s asset-liability management strategies. Total loans held for investment at June 30, 2006 were $373.6 million compared to $411.7 million at December 31, 2005. However, loans held for investment increased to $340.5 million for June 30, 2006, from $310.4 million at December 31, 2005, if participating interests in mortgage loans are excluded. Investment securities available for sale were $203.6 million at June 30, 2006, compared to $227.2 million at December 31, 2005. Total deposits decreased to $518.2 million at June 30, 2006 from $548.8 million at December 31, 2005. This decrease is primarily the result of management’s decision to reduce higher cost national and brokered deposits. Since December 31, 2005, the balance of national and brokered deposits have declined $35.4 million. In general, the Company has used liquid assets and proceeds from pay downs of investment securities to fund the decreases in higher cost other borrowings and deposits.

Trust assets under administration increased to $265.7 million at June 30, 2006 from $240.5 million at December 31, 2005 and $145.8 million at June 30, 2005, reflecting the growth of the Company’s wealth management business.

Total common stockholders’ equity for BNCCORP was $52.0 million at June 30, 2006. The book value per common share was $14.69 and tangible book value per common share was $6.03 as of June 30, 2006.

The Company’s tier 1 leverage ratio was 6.39% at June 30, 2006 compared with 5.90% at December 31, 2005. The tier 1 risk-based capital ratio was 8.92% at June 30, 2006 versus 8.48% at December 31, 2005. The total risk-based capital ratio was 10.45% at June 30, 2006 versus 10.12% at December 31, 2005.

Asset Quality

There was no provision for credit losses for the second quarters of 2006 or 2005. The provision for credit losses was $210,000 and $250,000 for the six month periods ended June 30, 2006 and 2005, respectively. The ratio of total nonperforming assets to total assets was 0.04% at June 30, 2006, compared with 0.02% at December 31, 2005 and 0.01% as of June 30, 2005. The allowance for credit losses as a percentage of total loans held for investment at June 30, 2006 was 0.91%, compared with 0.77% at December 31, 2005, and 0.90% at June 30, 2005. The allowance for credit losses as a percentage of loans held for investment, excluding the participating interests in mortgage loans, at June 30, 2006 was 0.99%, compared with 1.03% at December 31, 2005, and 1.15% at June 30, 2005.

Outlook

Mr. Cleveland noted, “Our diverse mix of banking, wealth management and insurance businesses continues to produce solid performance. In our banking business, our locations in Arizona are growing rapidly and results from operations in this market are improving while operations in North Dakota and Minnesota remain profitable and continue to generate new loans and deposits. Wealth management services are continuing to attract a growing base of assets under management. While the insurance operations are experiencing somewhat lower revenues due to decreased contingency income, the division is profitable and a substantial contributor to non-interest income. ”

BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing banking, insurance and wealth management services to businesses and consumers in its local markets. The Company operates 28 locations in Arizona, Minnesota, North Dakota, Utah, Colorado, and Nevada through BNC National Bank and its subsidiaries.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.

(Financial tables attached)

# # #

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
(In thousands, except per share data)	2006	2005	2006	2005
SELECTED INCOME STATEMENT DATA	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income	$ 10,670	$ 8,964	$ 21,031	$ 17,321
Interest expense	5,770	4,635	11,435	8,835
Net interest income	4,900	4,329	9,596	8,486
Provision for credit losses	--	--	210	250
Noninterest income	5,855	5,995	12,025	13,708
Noninterest expense	9,200	9,096	18,411	18,307
Income before income taxes	1,555	1,228	3,000	3,637
Income tax provision	460	318	888	938
Net income	$ 1,095	$ 910	$ 2,112	$ 2,699
Dividends on preferred stock	$ --	$ (6)	$ --	$ (29)
Net income available to common stockholders	$ 1,095	$ 904	$ 2,112	$ 2,670

EARNINGS PER SHARE DATA

Basic earnings per common share	$ 0.31	$ 0.31	$ 0.61	$ 0.92
Diluted earnings per common share	$ 0.31	$ 0.30	$ 0.60	$ 0.90

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

	As of
(In thousands, except share, per share and full time equivalent data)	June 30, 2006	December 31, 2005	June 30, 2005
	(unaudited)		(unaudited)
SELECTED BALANCE SHEET DATA
Total assets	$ 701,264	$ 740,016	$ 725,177
Loans held for investment, excluding participating interests in mortgage loans	340,462	310,368	308,438
Total loans held for investment	373,566	411,704	394,169
Allowance for credit losses	(3,387)	(3,188)	(3,538)
Investment securities available for sale	203,619	227,185	232,896
Goodwill	22,848	21,839	21,779
Other intangible assets, net	7,765	6,900	7,419
Total deposits	518,217	548,790	494,794
Other borrowings	121,225	130,113	174,560

Unrealized losses in investment portfolio, pretax	(5,758)	$ (2,381)	$ (211)
Trust assets under administration	$ 265,688	$ 240,547	$ 145,808
Total common stockholders’ equity	$ 51,951	$ 51,612	$ 45,213
Book value per common share	$ 14.69	$ 14.97	$ 15.58
Tangible book value per common share	$ 6.03	$ 6.63	$ 5.52
Effect of net unrealized losses on securities available for sale, net of tax, on book value per common share	$ (1.01)	$ (0.43)	$ (0.05)
Full time equivalent employees	308	303	316
Common shares outstanding	3,536,562	3,447,945	2,900,681

CAPITAL RATIOS
Tier 1 leverage	6.39%	5.90%	4.67%
Tier 1 risk-based capital	8.92%	8.48%	6.57%
Total risk-based capital	10.45%	10.12%	8.89%

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
(In thousands)	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
AVERAGE BALANCES
Total assets	$ 715,194	$ 698,395	$ 721,198	$ 692,545
Loans held for investment, excluding participating interests in mortgage loans	339,065	299,267	332,246	296,689
Total loans held for investment	365,329	345,543	370,147	334,376
Earning assets	627,628	614,846	634,604	610,289
Deposits	528,406	464,926	533,192	465,426
Common stockholders’ equity	51,753	43,872	51,925	43,746

KEY RATIOS
Return on average common stockholders’ equity	8.48%	8.26%	8.20%	12.21%
Return on average assets	0.61%	0.52%	0.59%	0.78%
Net interest margin	3.13%	2.82%	3.05%	2.80%
Efficiency ratio	85.52%	88.11%	85.14%	82.49%
Noninterest income as a percent of gross revenues	54.44%	58.07%	55.62%	61.76%

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

	As of
(In thousands)	June 30, 2006	December 31, 2005	June 30, 2005
	(unaudited)		(unaudited)
ASSET QUALITY
Loans 90 days or more delinquent and still accruing interest	$ 146	$ --	$ --
Nonaccrual loans	115	143	76
Total nonperforming loans	261	143	76
Total nonperforming assets	$ 261	$ 143	$ 76
Allowance for credit losses	$ 3,387	$ 3,188	$ 3,538
Ratio of total nonperforming loans to total loans held for investment	0.07%	0.03%	0.02%
Ratio of total nonperforming assets to total assets	0.04%	0.02%	0.01%
Ratio of allowance for credit losses to loans held for investment, excluding participating interests in mortgage loans	0.99%	1.03%	1.15%
Ratio of allowance for credit losses to total loans held for investment	0.91%	0.77%	0.90%
Ratio of allowance for credit losses to total nonperforming loans	1,298%	2,229%	4,655%

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
Changes in Allowance for Credit Losses:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Balance, beginning of period	$ 3,380	$ 3,590	$ 3,188	$ 3,335
Provision charged to operations expense	--	--	210	250
Loans charged off	(1)	(84)	(32)	(197)
Loan recoveries	8	32	21	150
Balance, end of period	$ 3,387	$ 3,538	$ 3,387	$ 3,538

Ratio of net charge-offs to average loans held for investment	0.002%	(0.015)%	(0.003)%	(0.014)%
Ratio of net charge-offs to average loans held for investment, annualized	0.008%	(0.060)%	(0.006)%	(0.028)%

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
(In thousands, except share data)	2006	2005	2006	2005
ANALYSIS OF NONINTEREST INCOME	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Insurance income	$ 4,225	$ 4,669	$ 9,587	$ 10,437
Fees on loans	561	486	1,177	1,781
Net gain (loss) on sales of securities	238	(1)	(361)	(67)
Trust and financial services	208	134	418	293
Service charges	180	211	362	395
Brokerage income	67	90	190	174
Other	376	406	652	695
Total noninterest income	$ 5,855	$ 5,995	$ 12,025	$ 13,708

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$ 5,633	$ 5,520	$ 11,381	$ 11,139
Occupancy	881	720	1,638	1,475
Depreciation and amortization	434	397	858	805
Professional services	417	582	853	1,027
Office supplies, telephone and postage	377	357	743	718
Marketing and promotion	254	199	532	480
Amortization of intangible assets	243	328	471	656
FDIC and other assessments	46	55	95	110
Other	915	938	1,840	1,897
Total noninterest expense	$ 9,200	$ 9,096	$ 18,411	$ 18,307

WEIGHTED AVERAGE SHARES
Common shares outstanding (a)	3,510,745	2,899,195	3,456,321	2,892,407
Incremental shares from assumed conversion of options and contingent shares	41,088	61,395	38,981	62,580
Adjusted weighted average shares (b)	3,551,833	2,960,590	3,495,302	2,954,987

(a) Denominator for Basic Earnings Per Common Share

(b) Denominator for Diluted Earnings Per Common Share